UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 20, 2022 (April 20, 2022)

Commission File Number: 0-29923

Orbital Energy Group, Inc.
(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1924 Aldine Western, Houston, Texas	77038
(Address of Principal Executive Offices)	(zip code)

(832) 467-1420

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OEG	Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

Sales Agreement

On April 20, 2022, Orbital Energy Group, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners and Craig-Hallum Capital Group LLC, as sales agents (together, the “Agents”), pursuant to which the Company may offer and sell, from time to time, through or to the Agents, as sales agents and/or principals (the “Offering”) up to $50,000,000 in shares of its common stock (the “Shares”).

Subject to the terms and conditions of the Sales Agreement, the Agents will use their commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. Under the Sales Agreement, the Agents may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Agents’ obligations to sell shares under the Sales Agreement are subject to the satisfaction of certain conditions, including the continued effectiveness of the registration statement on Form S-3 (File No. 333-252682), declared effective by the U.S. Securities and Exchange Commission on April 29, 2021 and other customary closing conditions.

The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Sales Agreement. The Sales Agreement may be terminated upon (a) the election of the Agent upon the occurrence of certain adverse events, (b) ten days’ advance notice from one party to the other, or (c) the sale of all of the Shares.

Under the terms of the Sales Agreement, the Agents will be entitled to a commission at a fixed rate of four percent (4.0%) of the gross proceeds from each sale of Shares under the Sales Agreement. The Company will also reimburse the Agents for certain expenses incurred in connection with the Sales Agreement not to exceed $50,000 and agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01 Financial Statement and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
1.1	Sales Agreement dated April 20, 2022 by and between Orbital Energy Group, Inc., A.G.P./Alliance Global Partners and Craig-Hallum Capital Group LLC
5.1	Opinion of Johnson, Pope, Bokor, Ruppel & Burns, LLP.
23.1	Consent of Johnson. Pope, Bokor, Ruppel & Burns, LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 20th day of April 2022.

Orbital Energy Group, Inc.
(Registrant)

By:	/s/ William J. Clough
William J. Clough
Chief Legal Officer